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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-21425, 333-44102, 333-49662, 333-51548, 333-57180, 333-57180-01, 333-68508, 333-68508-01, 333-73223, 333-83087 and 333-104488) and on Forms S-8 (File Nos. 333-33999, 333-34001, 333-48476, 333-54692, 333-62496, 333-69323, 333-74397, 333-75037, 333-75713, 333-80391, 333-90345, 333-93261, 333-95595, 333-107488, 333-107489 and 333-113943) of Tyco International Ltd. and subsidiaries (the "Company") of our report dated December 8, 2006, relating to the consolidated financial statements and financial statement schedule as of and for each of the three years in the period ended September 29, 2006, (which report expresses an unqualified opinion and includes explanatory paragraphs relating to a) the Company's adoption of Statement of Financial Accounting Standards (SFAS) No. 123R, Share—Based Payment, and Financial Accounting Standards Board ("FASB") Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143, b) the Company's change in the measurement date of its pension and post retirement plans from September 30 to August 31 in 2005 and c) the restatement of the accompanying 2005 and 2004 consolidated financial statements), and our report dated December 8, 2006, relating to management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Tyco International Ltd. for the year ended September 29, 2006.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

New York, New York
December 8, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM